UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22208	42-1397595
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Seventh Street Moline, Illinois	61265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 743-7721

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2009, QCR Holdings, Inc. (the “Company”), pursuant to the Capital Purchase Program implemented as a component of the Troubled Asset Relief Program (“TARP”), entered into a Letter Agreement, which includes the Securities Purchase Agreement – Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold to Treasury: (i) 38,237 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”); and (ii) a warrant (the “Warrant”) to purchase 521,888 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), for an aggregate purchase price of $38.237 million in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein.

The Series D Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series D Preferred Stock may be redeemed by the Company after three years. Prior to the end of three years, the Series D Preferred Stock may be redeemed, in whole or in part, by the Company only with the proceeds of a sale of qualifying equity securities of the Company (a “Qualified Equity Offering”) yielding aggregate gross proceeds to the Company of at least 25 percent of the aggregate issue price of the Series D Preferred Stock. Any redemption of the Series D Preferred Stock will be at the per share liquidation amount of $1,000 per share, plus any accrued and unpaid dividends. The restrictions on redemption are set forth in the Certificate of Designations described in Item 5.03 below.

Prior to the third anniversary of Treasury’s purchase of the Series D Preferred Stock, unless the Series D Preferred Stock has been redeemed or Treasury has transferred all of the Series D Preferred Stock to one or more third parties, the consent of Treasury will be required for the Company to: (i) increase the dividend paid on its Common Stock; or (ii) repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. The Series D Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Series D Preferred Stock.

The Warrant has a ten-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $10.99 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and incorporated by reference herein.

If the Company receives aggregate cash proceeds of not less than $38.237 million from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series D Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series D Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series D Preferred Stock, may be issued. The Company has agreed to register the Warrant and the shares of Common Stock underlying the Warrant (the “Warrant Shares”) as promptly as practicable after the date hereof. The Company has also agreed to register the shares of Series D Preferred Stock upon the written request of Treasury. Neither the Series D Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate one-half of the Warrant Shares prior to the earlier of the date on which the Company receives aggregate cash proceeds of not less than $38.237 million from one or more Qualified Equity Offerings and December 31, 2009.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Securityholders.

As a result of the Company’s issuance of the Series D Preferred Stock on February 13, 2009, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions, including the restriction against increasing dividends from the last semi-annual cash dividend declared on the Common Stock prior to October 14, 2008, which was $0.04 per share. The redemption, purchase or other acquisition of other classes of stock and trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series D Preferred Stock and (b) the date on which the Series D Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series D Preferred Stock to one or more third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Designations setting forth the preferences, qualifications, limitations, restrictions and rights of the Series D Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series D Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, the Company has agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company’s employee benefit plans and other executive compensation arrangements with its “senior executive officers” must comply in all respects with Section 111(b) of the Emergency Stabilization Act of 2008 (the “EESA”), as implemented by regulations under the EESA issued by Treasury. The Company’s “senior executive officers” are initially: Douglas M. Hultquist, President and Chief Executive Officer; Michael A. Bauer, Vice Chairman; Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer; and Larry J. Helling, President and Chief Executive Officer of Cedar Rapids Bank & Trust. Each of the Company’s senior executive officers executed a waiver pursuant to the terms of the Purchase Agreement, a form of which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Accordingly, in the Purchase Agreement, the Company has agreed to not adopt any benefit plans or other executive compensation arrangements with respect to, or which covers, its senior executive officers that do not comply with the EESA. In addition, each of the Company’s senior executive officers entered into an Omnibus Amendment to Employee Benefit Plans with the Company for the purpose of amending each senior executive officer’s benefit plans and other executive compensation arrangements in order to comply with the relevant elements of the EESA and Treasury regulations promulgated thereunder. A form of the Omnibus Amendment is attached as Exhibit 10.3 hereto and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2009, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware for the purpose of amending its Certificate of Incorporation to modify the rights and preferences of the Series B Non-Cumulative Perpetual Preferred Stock and Series C Non-Cumulative Perpetual Preferred Stock of the Company. The modification of the rights and preferences of the Series B Non-Cumulative Perpetual Preferred Stock and Series C Non-Cumulative Perpetual Preferred Stock of the Company was required for the Company to participate in the TARP Capital Purchase Program. The Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated by reference herein. Also on February 10, 2009, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series D Preferred Stock. The Series D Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is attached as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On February 13, 2009, the Company issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

3.1
Certificate of Amendment to the Certificate of Incorporation of QCR Holdings, Inc., as filed with the Secretary of State of the State of Delaware on February 10, 2009, modifying the rights and preferences of the Series B Non-Cumulative Perpetual Preferred Stock and Series C Non-Cumulative Perpetual Preferred Stock of QCR Holdings.

3.2	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series D, as filed with the Secretary of State of the State of Delaware on February 10, 2009.

4.1	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series D.

4.2	Warrant to Purchase Common Stock, dated February 13, 2009.

10.1
Letter Agreement, dated February 13, 2009, by and between QCR Holdings, Inc., and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached as Exhibit A thereto, with respect to the issuance and sale of Fixed Rate Cumulative Perpetual Preferred Stock, Series D, and the Warrant to Purchase Common Stock.

10.2	Form of Waiver, executed by each of the Company’s senior executive officers.

10.3	Form of Omnibus Amendment, executed by the Company and each of the Company’s senior executive officers.

99.1	Press Release, dated February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: February 13, 2009	By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of QCR Holdings, Inc., as filed with the Secretary of State of the State of Delaware on February 10, 2009, modifying the rights and preferences of the Series B Non-Cumulative Perpetual Preferred Stock and Series C Non-Cumulative Perpetual Preferred Stock of QCR Holdings.

3.2	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series D, as filed with the Secretary of State of the State of Delaware on February 10, 2009.

4.1	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series D.

4.2	Warrant to Purchase Common Stock, dated February 13, 2009.

10.1	Letter Agreement, dated February 13, 2009, by and between QCR Holdings, Inc., and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached as Exhibit A thereto, with respect to the issuance and sale of Fixed Rate Cumulative Perpetual Preferred Stock, Series D, and the Warrant to Purchase Common Stock.

10.2	Form of Waiver, executed by each of the Company’s senior executive officers.

10.3	Form of Omnibus Amendment, executed by the Company and each of the Company’s senior executive officers.

99.1	Press Release, dated February 13, 2009.